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                                                                    Exhibit 99.5

                             SNYDER OIL CORPORATION
                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                       , 1999

  This Proxy is solicited on behalf of the Board of Directors. The undersigned stockholder of Snyder Oil Corporation, a Delaware corporation ("Snyder"), hereby appoints John C. Snyder and John H. Karnes, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Snyder that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Snyder to be held on Wednesday, May 5, 1999, at 10:00 a.m., local time, at the St. Regis Hotel (formerly The Luxury Collection), 1919 Briar Oaks Lane, Houston, Texas 77027, and at any adjournment or postponement thereof, on the following matters that are more particularly
described in the Joint Proxy Statement/Prospectus dated             , 1999:

(1) Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 13, 1999, between Snyder and Santa Fe Energy Resources, Inc., a Delaware corporation ("Santa Fe"), relating to the merger of Snyder with and into Santa Fe, with Santa Fe surviving the merger.

                     [_] FOR     [_] AGAINST    [_] ABSTAIN

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                  [_] FOR     [_] AGAINST    [_] ABSTAIN

                   (Continued and to be signed on other side)










                          (Continued from other side.)

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" Proposal 1. Receipt of the Joint Proxy Statement/ Prospectus
dated                 , 1999, is hereby acknowledged.

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                                       ----------------------------------------
                                             Signature of Stockholder(s)

                                       Please sign your name exactly as it
                                       appears hereon. Joint owners must each
                                       sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give your full title
                                       as it appears thereon.

                                       Date: ____________________________, 1999

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.